UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2009

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 13, 2009 Moody’s Investors Service downgraded our long-term debt rating from “A3” to “Baa1”, affirmed our commercial paper rating at “P-2”, and assigned a “Stable” rating outlook. Moody’s stated that the downgrade reflects continued weakness in discretionary consumer spending, notably in residential and automotive, and Moody’s expectation of the impact on our cash flow for the foreseeable future. Currently, Standard & Poor’s Ratings Services rates our long-term corporate credit and senior unsecured debt “A-” and our short-term and commercial paper “A-2”, with a negative rating outlook.

These credit ratings reflect the views of the rating agency only. An explanation of the significance of these ratings may be obtained from the rating agency. These ratings are not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change. Each rating agency may have different criteria for evaluating company risk and, therefore, each rating should be evaluated separately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 17, 2009	By:	/s/ ERNEST C. JETT
Ernest C. Jett
Senior Vice President, General Counsel and Secretary